EXHIBIT 10.13

LICENSE AGREEMENT BETWEEN
INTACTA TECHNOLOGIES, INC.
AND
SYSTEMS NAKASHIMA CO., LTD

This LICENSE AGREEMENT (the "Agreement") is entered into on this 17 th day of April, 2000 ("Effective Date") by and between INTACTA TECHNOLOGIES, INC. ("ITI"), a Delaware corporation, with offices located at 235 Peachtree Street N.E. 2215 North Tower, Atlanta, GA 30303, USA, and Systems Nakashima Co., Ltd. ("SNC"), a Japanese corporation, having its principal place of business at Eisen Iwamoto-cho Bldg., 2-8-8, Iwamoto-cho, Chiyoda-ku, Tokyo 101-0032, Japan.

RECITALS

Whereas, ITI owns certain Patented and Proprietary Technology and has developed Know-How (herein defined), related to Compression, Encoding, Decoding, Encryption and,

Whereas, ITI has developed products (Products) based on such technology, that ITI wishes to market, and,

Whereas, SNC wishes to use these Technologies and Products for applications and products for document and media industries, one of the first of which is the Newspaper Industry within Japan, and,

Whereas, SNC wishes to obtain, and ITI wishes to grant to SNC, a non-exclusive, non-assignable and non-transferable royalty license to use the Licensed Technologies hereinafter described, in the manufacture and distribution of the Licensed Products, and,

Whereas, SNC is engaged, among others, in the sale and marketing of electronic and software components for the document management industry, which the parties hereto wish to use to develop new applications and markets in Japan.

NOW, THEREFORE, SNC and ITI agree as follows:

1.     Definition
        As used in this Agreement, the following terms shall have the meaning set forth below:

        1.1   Licensed Technologies" are defined in A as Technologies along with all
                Improvements except for Improvements provided by ITI subsequent to the expiration of the one (1) year warranty period defined as expiring on February 28,
                2001. The Licensed Technology also called "INTACTA CODE DLL for
                Newspaper Companies", is defined in Annex A and includes:

                                 *     IntactaCode;
                                 *     DLL IntactaCode;
                                 *     DLL IntactaCode for Windows CE applications;

        1.2   " Know-How" means all information and data now possessed, owned, acquired or developed by ITI which relates to the design, engineering, development, manufacturing, or use of equipment for and related to document management, compression, encoding, decoding, encryption technologies and communication of documents for Newspaper and related industries and similar applications in the telecommunications industry, as of the Effective Date, or at any time during the term of this Agreement, including without limitation:

                i.   all information, data and experience of ITI relating to the development, design manufacture, promotion, marketing and sale of systems and components designed to compress, encode, decode and encrypt documents;

                ii.  methods, algorithms and procedures (and related test results and design data)
                     for the design, development or manufacture of the components and systems used in the development of software tools related to the applications mentioned above;

                iii. methods, algorithms and procedures used in the design, development, creation, modification, manufacture, production, processing, storage, testing and evaluation of the applications mentioned above including without limitation, all electronic testing and evaluation (and results thereof) together with all correspondence, notes, memoranda, and other information or data provided to, or received from all testing, troubleshooting, evaluation or certification entities, organizations, individuals or governmental authorities.

         1.3    "Improvements" means and includes all modifications and improvements of any kind (whether or not patentable or commercially useable) to the Patented and
                  Proprietary Technology, Information or Know-How related to the Technologies and Products.

         1.4    "Products" means products, which ITI has developed, develops and will develop, including, but not limited to the IntactaCode, MobileCE, Bridgeway, Courier, etc., which may originate from the Technologies of compressing, encoding and decoding, encryption andtransmission of files and documents.

         1.5    "Proprietary Information" means, whether in human or machine readable form, all
                  Know-How, documentation or data, related to document management compression, encoding, decoding and encryption of documents as well as document communications using fax or e-mail, provided to SNC by ITI, whether orally or in writing, now owned or hereafter acquired, which is marked with a legend indicating that it is confidential or which is orally designated as confidential.
                  In the event SNC is unclear as to the proprietary nature of any element of information disclosed, ITI shall, upon request, confirm whether or not such information is deemed confidential.

         1.6    "Technologies" means in a general manner, the various product and software modules and applications of ITI's Patented and Proprietary Technologies and
                  Information, and Know-How including Improvements.

         1.7    "Licensed Product" means any SNC or Fujitsu products incorporating in full, or in part, the Licensed Technologies that is not a Product as defined in paragraph 1.4.
                  The INTACTA CODE Read System Fujitsu intends to develop, falls under the definition of Licensed Products.

         1.8    "Intacta Code" means a patented and proprietary technology for creating a graphic form representing binary information on paper and on CPUs.

         1.9    "Subsidiaries" means all and any corporations, companies or other entities, organized under the laws of any nation, more than 50% of the shares of ownership of which are owned by one of the parties to the Agreement.

         1.10  "Newspaper Companies" means Japanese Companies that were publishing at least one Newspaper as of December 15, 1999. This Agreement is restricted to publications published by these companies as of December 15, 1999.

2.     Grant of License

          2.1    ITI hereby grants SNC, or its designated subsidiary, a non-exclusive, irrevocable, license to use, incorporate and sell the Licensed Technologies, in fun or in part its
                  Licensed Products for use by Newspaper Companies only, to manufacture, distribute and sell Licensed Products which may carry the ITI brand name, to Newspaper Companies. This grant of license is limited to applications used, printed, marketed and sold in Japan only and to customers incorporated in Japan who use and incorporate the Licensed Technology for use by
                  Newspaper Companies only.

         2.2    SNC warrants that the Licensed Technology and the Licensed Products will not be sold, either directly or indirectly, outside of Japan for any purpose under this
                  Agreement.

         2.3    Should any SNC customer wish to license the Technology and/or Products for use outside of Japan, SNC must negotiate a new license agreement with ITI.

         2.4    For a period of [*] years from the Effective Date, ITI will not grant any license to a Japanese entity for ITI's Technology, Product and Know-How for the utilization of ITI's technologies for Japanese Newspaper companies.

         2.5    Nothing contained in this Agreement shall be construed as restricting SNC's right to make Improvements to the Licensed Technology. If such Improvements use or relate to the Licensed Technologies, then such products, which may be derived from the Licensed Products, shall also be subject to the royalty payment under
                  Section 5. SNC agrees that ITI shall exclusively own all such Improvements, patentable or otherwise.

         2.6    ITI is entitled to license its Technologies on a non-exclusive basis to any other third party, except as defined in Section 2.4.

         2.7    Except as otherwise provided herein, SNC shall only make copies of the
                  Licensed Technologies for the purpose of incorporating it in its Licensed
                  Products. Unauthorized copying of the Licensed Technologies and Proprietary Information directly or indirectly by SNC or by any of its employees or independent contractors, will constitute a fundamental and material breach of this Agreement.

         2.8    SNC shall have an unrestricted right to make copies of the Licensed
                  Technologies for internal use, for the purposes of demonstration and evaluation as well as for inclusion into its own Licensed Products.

3.     Transfer of Licensed Technologies

         3.1    ITI shall transfer to SNC a customized version of the Licensed Technologies in the form of DLL's of Intacta Code (defined as "DLL" for the purposes of this section only) that meets the requirements detailed below as well as the design materials in accordance with the following schedule:

                  (i)      DLL for Windows CE                                                             January 31, 2000

* Confidential portion omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                  (ii)      DLL adapted to various printing resolutions                              January 31, 2000
                  (iii)     DLL for decreased margin to 3mm                                           February 29, 2000
                  (iv)     DLL for decreased width to 6mm                                            February 29, 2000
                  (v)      DLL with a pre-defined CRC                                                  February 29, 2000
                  (vi)     DLL for print without defining width                                         February 29, 2000
                  (vii)    DLL for read without setting the printing scanning resolutions    February 29, 2000
                  (viii)   DLL for print and read with scaling of "X" and "Y"                     March 15, 2000
                  (ix)     DLL for reduced size of the Intacta Code pixels                          March 31, 2000

         3.2    SNC agrees to pay to ITI the sum of [*] for delivery by ITI of the customized
                  Licensed Technology to SNC. SNC agrees to make such payments not later than sixty (60) days after ITI has delivered the last item.

         3.3    Within six (6) weeks of the deliverables listed in Section 3.1 SNC will perform compatability tests with printers specifically used for printing newspapers in
                  Japan. SNC will provide to ITI an outline of all tests conducted and the results of those tests, including a detailed description of failures, if any, or any inconsistencies in performance. Should SNC not complete the tests and makes its report within six (6) weeks, ITI will bill and SNC will be obligated to pay for the final adaptations of the DLL's.

4.     Representations, Warranties and Technical Support

         4.1    ITI warrants and represents:

        4.1.1  that it owns by itself through the work of its employees and consultants the entire right, title and interest in and to the Licensed Technologies worldwide which does not infringe on any third party's patent rights, mask work rights, copyrights, utility models and/or other intellectual property rights;

         4.1.2 that it has the right to enter into this Agreement;

         4.1.3 that there are no liens, conveyances, mortgages, assignments, encumbrances, or other agreements which would prevent or impair the exercise of all rights granted to SNC pursuant to this Agreement and that it

* Confidential portion omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                  has not and will not enter into any agreements which would interfere with the licenses granted to SNC during the full term of this Agreement except as to other grants of non-exclusive licenses to other licensees.

         4.2    During a period of twelve months starting with the delivery to SNC of the last deliverable as defined in section 3.1, ITI will provide to SNC, free of any charge technical support related to bug fixing. During this period, ITT agrees to provide to SNC updated versions of the Intacta Code DLL that include bug fixes.

         4.3    ITT agrees to negotiate in good faith a Service Agreement under which ITT shall provide Software Maintenance Support to SNC.

         4.4    ITI agrees to provide SNC with R&D support to help SNC develop Licensed
                  Products and/or Modifications and Improvements to the Licensed Technologies.
                  SNC agrees that any such Improvements or Modifications to the Licensed
                  Technologies will remain the exclusive and sole ownership of ITI.

         4.5    ITI agrees to negotiate in good faith, the conditions of any technical and/or R&D support requested by SNC.

         4.6    There are no other warranties of ITT expressed or implied, including warranties of merchantability and fitness for a particular purpose.

5.     Royalties

          In full consideration of the license granted and Licensed Technologies provided and
          ITI's expertise rendered to SNC by ITI herein, SNC shall pay to ITT the following royalties:

          5.1   Royalty: SNC shall pay to ITI royalty equal to [*] for the use of the Licensed
                  Technology for up to a maximum of [*] Japanese Newspaper Companies.

          5.2   For the sale of Licensed Technology to the [*] Newspaper Company and to any
                  Newspaper Company thereafter, SNC acknowledges and agrees that it will negotiate a new royalty payment schedule with ITI. It is anticipated that the subsequent royalties will be higher than those in Section 5.1.

          5.3   All taxes imposed as a result of the existence of this License Agreement shall be borne and paid by the party required to comply with such applicable tax laws. If required by the laws of Japan, SNC shall withhold from its payment to ITI, and
                  SNC may directly offset its royalty payment obligations to ITI by, the amount equal to taxes and levies on such payment. SNC shall make payment thereof to the appropriate tax authorities and shall furnish ITI with a copy of an official tax receipt or certificate of such payment.

* Confidential portion omitted pursuant to a request for Confidential treatment and filed separately with the Commmission.

          5.4   Record and Payment: SNC shall keep an accurate record of all Licensed
                  Products, and Products, which are subject to Royalty under this License
                  Agreement. Within thirty (30) days of the end of each calendar quarter period,
                  SNC shall make a report of the Licensed Products and the Products sold and subject to Royalty statements. If Royalties are payable, payment will be made to
                  ITI within sixty (60) days of the end of the calendar quarter.

          5.5   ITI shall have the right during normal business hours, to have SNC's records, with respect to the sales of the Licensed Products and Products, examined by independent chartered or certified accountants for the purpose of verifying such
                  Royalty statements. ITI shall provide notice in writing to a duly authorized representative of SNC no less than fifteen (15) business days prior to any such examination of SNCs records. Such examinations shall be limited to a maximum of two (2) per year.

6.     Customization of Licensed Technologies

          6.1   In consideration of ITI's work to have customize and delivered as per article 3.1 of this Agreement its Intacta Code to the requirements to SNC's first customer,
                  SNC agrees to pay to ITI by May 15, 2000, the amount of [*].

7.     Commission

          7.1   ITI agrees to pay to SNC a one time commission of [*] for having sold and continue to selling the Intacta Code to companies incorporated in Japan that will use the Intacta Code for applications only in Japan and only for Newspaper
                  Companies.

          7.2   SNC will deduct the commission payable by ITI to SNC from the royalties payable by SNC to ITI as per article 5.1 of this Agreement. The commission payable by ITI to SNC will be deducted by SNC on a pre-tax basis.

8.     Confidentiality

          8.1   SNC and ITI agree that certain information which either party may receive from the other party under this Agreement will be proprietary and confidential

* Confidential portion omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                  information of the disclosing party. Such information includes, but is not limited to:

                  8.1.1 the fact that the disclosing party intends to develop or market any particular hardware or software products;

                  8.1.2 the designs, specifications, development schedule, pricing and all other technical and business information concerning the Licensed products, the
                           Products and any Improvements;

                  8.1.3 any non-public information concerning the business or finance of the disclosing party;

                  8.1.4 any other information the disclosure of which might harm or destroy a competitive advantage enjoyed by the disclosing party (all of the above
                           8.1.1 through 8.1.4 hereafter called Proprietary and Confidential
                           Information).

          8.2   The receiving party shall not disclose the Proprietary and Confidential Information to any other person or entity, other than its own employees, its Subsidiaries and sub-contractors and consultants who participate directly in the performance of the receiving party's obligations under this License Agreement and its attorneys.

          8.3   SNC affirms and acknowledges that the unauthorized disclosure of the
                  Technologies, the Licensed Technology and privileged commercial information provided by ITI pursuant to this Agreement may cause irreparable harm to ITI. SNC affirms and acknowledges that in the event of a breach of this
                  Agreement by SNC, ITI will be entitled to seek appropriate and available relief under applicable laws.

          8.4   The parties hereto agree that they will keep the terms and conditions of this
                  Agreement confidential and neither of the parties shall disclose its terms to any third party without the prior written consent of the other party except as required by federal or state securities law or court order.

          8.5   The obligations set forth in Sections 8.1 through 8.3 above shall not be applicable to any information which:

                  8.5.1 the receiving party is authorized by the disclosing party in writing to disclose, or

                  8.5.2 becomes public knowledge through no breach of this License Agreement or the Development Agreement which enters into effect at the same date as this License Agreement by the receiving party, or

                  8.5.3 has been legally obtained from a bona fide third party, or

                  8.5.4 was in possession of the receiving party prior to the receipt there of, or

                  8.5.5 is required to be disclosed by in the context of administrative or judicial proceedings or otherwise pursuant to applicable laws or regulations.

9.     Indemnity

          9.1   If Licensed Products and Products sold in accordance with this Agreement, are alleged to infringe or misappropriate partially or totally any patent, copyright or intellectual property right belonging to a third party which is not listed in A hereto, and if the third party makes a claim or institutes a legal action or commences a proceeding against SNC because such infringement or misappropriation is caused by the use of the licensed Technologies, SNC shall promptly notify ITI thereof.

                  Upon receipt of such notice, ITI shall, at its own expense, promptly take over the defense of such claim, action or proceeding or may pursue settlement with the third party or may require SNC to modify the design of the Licensed Products to avoid the infringement or misappropriation, provided that such modification preserves the essential functioning of the Licensed Products. ITI shall bear all charges and expenses incurred by SNC including, but riot limited to, its attorneys fees for such case or cases.

          9.2   The maximum amount of liability for charges and additional development fees that
                  ITI shall bear shall not exceed One hundred thousand dollars ($100,000) in total.

          9.3   ITI shall not be liable or responsible for indirect and incidental damages resulting from the application or use of the Licensed Technologies by SNC other than as indicated in Section 2.1 above.

10.   Term and Termination
          This Agreement shall become effective on its Effective Date and shall remain in effect until June 1, 2003. If either party wishes to renew this agreement notice must be given to the other at least six (6) months prior to the expiration of this Agreement. The parties may then, by mutual consent, renegotiate or renew this Agreement for a period to be agreed upon.

11.   Termination

          11.1 Either party may terminate this Agreement by giving written notice to the other party, in the event of a breach or default under this Agreement and the party in default having failed to remedy such breach or default within forty-five (45) days from the date of a written notice given by the other party specifying the nature of the breach or default.

          11.2 Either party may terminate this Agreement by giving written notice in the event the other party should become insolvent or make an assignment for the benefit of its creditors or voluntarily file for or be placed in bankruptcy written notice to such other party and is not withdrawn within sixty (60) days from the date of filing.

          11.3 Upon termination of this Agreement, SNC shall pay all Royalties due to ITI with respect to all the Licensed Technologies, Products, and Products sold and subject to the Royalty for which payment has not yet been made, within thirty
                  (30) days following the termination of this Agreement.

          11.4 Upon termination of this Agreement, SNC shall cease to use the Licensed
                  Technologies and Products, to manufacture and sell the Licensed Products and at
                  SNC's expense, return to ITI all Licensed Technologies Evaluation Software and
                  any other Confidential and Proprietary Information.

          11.5 In the event, however, this Agreement is terminated without a breach or default by SNC, SNC shall have the right to manufacture, to have manufactured, use, lease, sell or otherwise dispose of the Licensed ITI Products, development of which has been completed by SNC before the termination of this Agreement, for the full marketable lifetime of such Licensed Products by paying the Royalty as described in section 5.

          11.6 No termination of this Agreement, by expiration or otherwise, shall release either party from any of its obligations under Section 8.

12.   Notices

All notices required or permitted to be given hereunder (except for routine communications to be addressed to the persons in charge of its subject business) shall be in writing and shall be valid and sufficient if dispatched by a reputable express delivery service by air or registered airmail, and addressed as follows:

                  If to SNC:      Systems Nakashima Co., Ltd.
                                        Eisen Iwamoto-cho Bldg., 2-8-8,
                                        Iwamoto-cho, Chiyoda-ku,
                                        Tokyo 101-0032, Japan.
                                        Attn. Mr. Yukio Hashimoto

                  If to Intacta:    Intacta Technologies Inc.
                                        235 Peachtree Street N.E.
                                        2215 North Tower
                                        Atlanta, GA 30303, USA
                                        Attn. Mr. Marco Genoni

Either party may change its address by a notice given to the other party in the manner set forth above. Notices given as herein provided shall be considered to have been given seven (7) days after the dispatch thereof.

13.   Applicable Law

          This Agreement shall be governed by and construed in accordance with the laws, of the State of Georgia, U.S.A.

14.   Miscellaneous

          14.1 This Agreement is written in the English language only. The English language shall be controlling this agreement and its interpretation. No translation of this
                  Agreement into any other language, including in Japanese, shall be of force or affect in the interpretation of this Agreement.

          14.2 This Agreement and its Appendices embody the entire understanding of the parties with respect to the subject matter contained herein and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon the parties unless signed by their respective, duly authorized officers.

          14.3 This Agreement shall not be assignable by any party without the prior written consent of the other party.

          14.4 If any term, clause, or provision of this Agreement shall be judged to be invalid, the validity of any other term, clause, or provision, shall not be affected, and such invalid term, clause, or provision shall be deemed deleted from this Agreement.

          14.5 This License Agreement precedes, for any purpose of interpretation, any other agreement that may have been signed between the two parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

INTACTA TECHNOLOGIES, INC.     SYSTEMS NAKASHIMA CO., LTD

By: /s/ Noel R. Bambrough                      By: /s/ Yukio Hashimoto
Noel R. Bambrough                                Yukio Hashimoto
Title: Vice President                                 Title: Director and General Manager
Date: April 17, 2000                                Date: April 17, 2000

"Annex A"

LICENSED TECHNOLOGIES

The 32-bit Intacta Code Library contains the following:

1)     Master Library (SCWR32N.DLL) for Compressing, Encrypting and Creating and/or
        printing Intacta Code. Master Library is using the following DLLs: SCWR32N.DLL are
        ZLIB.DLL, DEL.DLL and SCCRC32.DLL.

2)     Master Library (SCRD32N.DLL) for Reading, Decompressing and Decrypting
        Intacta Code. Master Library is using the following DLLs: ZLIB.DLL, DEL.DLL,
        SCCRC32.DLL and FRAMING.DLL.

3)     Source Code and executables of a Demo program for both 1) and 2) above.

4)     Manual-Microsoft Word (IC_VER3.DOC) file describing the programming rules and requirements to implement the 1) and 2) above.

All Libraries work under WIN 95, WIN 98, WIN NT and Windows CE.